Exhibit 10.38

                                 FIRST AMENDMENT
                             TO FACTORING AGREEMENT

      THIS FIRST AMENDMENT (this "Amendment") to the Factoring Agreement is entered into as of the 29th day of July, 2004, by and between DynTek, Inc., DynTek Services, Inc. (individually and collectively, "Customer") and SYSTRAN Financial Services Corporation ("SYSTRAN").

                                    RECITALS:

      A. As of July 1, 2003, Customer and SYSTRAN executed a certain Factoring Agreement and Addendum to Factoring Agreement (the "Factoring Agreement"), setting forth the terms upon which SYSTRAN would purchase certain Bills from Customer; and

      B. In connection with the Factoring Agreement, Customer executed and delivered to SYSTRAN certain other documents, agreements, guarantees, deposit account control agreements, consents, certificates, assignments, and financing statements in connection with the obligations referred to in the Factoring Agreement (all of the foregoing, together with the Factoring Agreement, are hereinafter collectively referred to as the "Transaction Documents"); and

      C. Customer has requested that SYSTRAN amend and modify certain terms and covenants in the Factoring Agreement, and SYSTRAN is willing to do so upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Factoring Agreement.

      2. The Addendum dated July 1, 2003 to the Factoring Agreement shall be deleted in its entirety and replaced by this Amendment.

      3. Paragraph 2.1 under Section 2, entitled, "PURCHASE OF BILLS," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "2.1 Customer agrees to present on a monthly basis, a Minimum Anticipated Volume of Bills for SYSTRAN to purchase which shall be equal to $2,500,000.00. SYSTRAN, at its sole discretion, may purchase such Bills. Bill(s) and or Special Purchase Bill(s) shall herein collectively be referred to as the "Bill(s)". Customer shall instruct all Debtors to make all payments directly to the lockbox address of SYSTRAN as follows: P.O. Box 643703, Pittsburgh, PA 15264-3703 or such other address as SYSTRAN may designate (the "SYSTRAN Designated Address"). SYSTRAN shall allow Customer, so long as an event of default has not occurred under any term of the Agreement and Customer is otherwise fulfilling all of its obligations under the Agreement, to send the original Bills directly to the Debtors provided that Customer submits a copy to SYSTRAN, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. Upon notice from SYSTRAN that an


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

      event of default has occurred under the Agreement or Customer is not fulfilling its obligations under the Agreement, Customer shall immediately begin to submit to SYSTRAN an original and one (1) copy, along with any document that SYSTRAN deems necessary, of each Bill which shall contain the legend contemplated under Section 2.4 below and be attached to a schedule form provided by SYSTRAN. Should any Debtor require any additional documentation as a prerequisite to payment, Customer will also provide such documentation with each Bill. For a Transportation Account, Customer shall also submit one (1) copy of the respective bill of lading. The bill of lading must be signed by the Customer, the shipper, and the consignee if the consignee's signature is necessary for payment."

Except as provided below, the remainder of Section 2 shall remain as originally written.

      4. Paragraph 2.4 under Section 2, entitled, "PURCHASE OF BILLS," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "2.4 SYSTRAN at any time may give notice to the Debtors of the assignment of the Bill(s) by placing a legend on the Bill(s) stating the Bill(s) have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN. However, SYSTRAN agrees to refrain from such practice so long as SYSTRAN deems in its reasonable discretion (from the perspective of a factor of accounts receivable) that an event of default has not occurred and Customer is fulfilling its obligations under the Agreement. Customer will not attempt to direct payment to any place other than to the SYSTRAN Designated Address. Customer agrees to pay all costs and expenses incurred by SYSTRAN in giving such notices provided under this Section. All proceeds of the Bill(s) received by Customer shall be delivered immediately to SYSTRAN in the identical form of payment received by Customer. In the event that Customer collects directly from the Debtor the Bill(s) that have been sold to SYSTRAN and Customer does not deliver immediately to SYSTRAN the identical form of payment received by Customer, Customer will be charged an administrative fee equal to fifteen percent (15%) of the face amount of the Bill(s) collected directly. Customer agrees that any collection directly from the Debtor by Customer of the Bill(s) that have been sold to SYSTRAN will be considered a default by Customer in the performance of its obligations under the terms of this Agreement. Nothing in this Section shall limit SYSTRAN from exercising its rights to collect Bills directly from Debtors after the occurrence of an event of default or the failure of Customer to fulfill its obligations under this Agreement."

Except as provided above, the remainder of Section 2 shall remain as originally written.

      5. Paragraph 4.1 under Section 4, entitled, "DEPOSIT," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "4.1 In order to secure Customer's Obligations hereunder, Customer shall deliver a deposit (the "Deposit") to SYSTRAN for each purchased Bill equal to the following: (a) 15% for Bills that SYSTRAN in its sole discretion designates as class A Bills; (b) 40% for Bills that SYSTRAN in its sole discretion designates as class B Bills; and (c) 50% for Bills that SYSTRAN in its sole discretion designates as class C Bills."


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

The remainder of Section 4 shall remain as originally written.

      6. Section 12, entitled, "FINANCIAL INFORMATION," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "12. FINANCIAL INFORMATION AND FIELD EXAMINATIONS. Customer covenants and agrees with SYSTRAN as follows:

      12.1 FINANCIAL INFORMATION. Customer shall deliver to SYSTRAN:

            1. Quarterly financial statements, including balance sheet and income statement prepared in accordance with Generally Accepted Accounting Principles (GAAP) within 45 days of each quarter end and certified as correct by Customer's CEO or CFO; and

            2.  Annual  Fiscal  Year  End  financial  statements,   prepared  in
            accordance with GAAP by an accounting firm acceptable to SYSTRAN, within 120 days of each fiscal year end; and

            3. Invoice schedules submitted no less frequently than weekly; and

            4. Any other reports reasonably requested by SYSTRAN, including by not limited to accounts receivable and accounts payable agings in form reasonably satisfactory to SYSTRAN within 30 days of each month end.

      12.2 FIELD EXAMINATIONS. One or more employees or agents of SYSTRAN may perform field examinations of the books, records and other assets of Customer. SYSTRAN shall perform a one-day field examination once a month and a complete field examination each quarter (4 times each year), unless an event of default occurs or Customer fails to fulfill its obligations under the terms of the Agreement. Customer shall pay to SYSTRAN a field examination fee (the "Field Examination Fee") in an amount equal to $850 for each day spent by each such employee or agent in performing and/or summarizing the results of such examination (including all necessary travel time) plus all reasonable "out of pocket" expenses. Each Field Examination Fee shall be payable by Customer to SYSTRAN, in whole or in part, as appropriate, on the date(s) on which such field examination was performed."

      7. Paragraph 18.1 under Section 18, entitled, "TERM AND TERMINATION," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "This Agreement is for a term of thirty six (36) full months, which begins on the July 1, 2003. The term of this Agreement shall renew automatically for consecutive () month terms unless sooner terminated in accordance with the terms of the Agreement. Customer may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to SYSTRAN at the address set forth in this Agreement. Customer may continue to offer any of the Bill(s) to SYSTRAN during such thirty (30) day period. SYSTRAN may terminate this Agreement at any time and for any reason by notifying Customer in writing of such termination."

Except as provided below, the remainder of Section 18 shall remain as originally written.


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

      8. Paragraph 18.3 under Section 18, entitled, "TERM AND TERMINATION," of the Factoring Agreement is hereby amended to recite in its entirety as follows:

      "18.3 Notwithstanding the foregoing, Customer has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice. Customer may continue to offer any of the Bill(s) to SYSTRAN during such thirty (30) day period. Customer shall be deemed to have terminated this Agreement prior to the end of any term on the date that Customer shall have ceased presenting the Bill(s) to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days ("Deemed Termination"). Upon notice of early termination, or the date of a Deemed Termination by Customer, prior to the end of any term, whether or not Customer continues to offer the Bill(s) to SYSTRAN during the thirty
      (30) day notice period applicable to Customer, Customer shall be obligated to pay to SYSTRAN, and Customer's Deposit may be charged, an early termination premium ("Early Termination Premium") in the amount of two percent (2%) of the Maximum Approved Credit Line if terminated prior to July 31, 2005 and one percent (1%) of the Maximum Approved Credit Line if terminated thereafter. Notwithstanding the above, if an Early Termination of the Agreement results from the occurrence of an event of default under this Agreement, then Customer shall pay an Early Termination Fee in the amount of four percent (4%) of the Maximum Approved Credit Line."

Except as provided above and below, the remainder of Section 18 shall remain as originally written.

      9. A new Paragraph 18.6 is hereby added at the end of Section 18, entitled, "TERM AND TERMINATION," of the Factoring Agreement as follows:

      "Customer understands that SYSTRAN and its affiliates, which include without limitation Textron Financial Corporation, offer a receivables purchasing product commonly known as a Receivables Sale Agreement ("RSA"). Customer hereby acknowledges that SYSTRAN and its affiliates underwrite, document and manage the RSA in a manner that is materially different from the arrangement contemplated under the Agreement. Customer hereby further acknowledges that any proposal by SYSTRAN or its affiliates to provide an RSA to Customer shall be subject to additional due diligence and documentation that is satisfactory in the sole discretion of SYSTRAN or its affiliates. After the date of the Agreement, if SYSTRAN or an affiliate enters into an RSA with Customer that serves to replace the Agreement, then Customer and SYSTRAN understand and agree that any early termination premium contemplated under the documentation related to such RSA shall replace and not be in addition to the Early Termination Premium required under Paragraph 18.3 of the Agreement. Customer further agrees that any costs or expenses that SYSTRAN or an affiliate incurs in connection with the due diligence or documentation of an RSA proposal shall constitute expenses that are reimbursable to SYSTRAN under Section 20 of the Agreement. Customer shall receive pro-rata credit of the Facility Fee to be applied towards the Receivables Sale Agreement ("RSA") Facility."

Except as provided above, the remainder of Section 18 shall remain as originally written.


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

      10. The last sentence of Section 21, entitled, "JURISDICTION AND VENUE," to the Factoring Agreement is hereby deleted in its entirety and replaced with the following:

      "Customer expressly authorizes service of process in any suit or action on its behalf upon the Registered Agents at the address below or upon such other agent as SYSTRAN may approve in writing, as its agent for such purposes and that service may be deemed complete upon delivery via expedited national overnight delivery service.

      Customer:                      Registered Agent:
      ---------                      -----------------
      DynTek, Inc.                   National Corp. Research, Ltd.
                                     615 South Dupont Hwy
                                     Dover, DE 19901

      DynTek Services, Inc.          Corporation Services Company
                                     2711 Centerville Rd., Ste. 400
                                     Wilmington, DE 19808"

The remainder of Section 21 shall remain as originally written.

      11. Exhibit A of the Factoring Agreement shall be deleted in its entirety and replaced with the following:

              "Exhibit A to Factoring Agreement dated July 1, 2003

      The terms used in this Exhibit A have the same definitions as those used in the Factoring Agreement. In case of conflict of definition, the definitions in this Exhibit "A" shall prevail.

      Customer shall pay a discount fee of fifteen tenths of one percent (.15%) of the face amount of all Bills purchased ("Discount Fee"). In addition, Customer shall pay a fee at an annual rate equal to prime plus two percent (2.0%) of all funds employed to purchase Bills ("Prime Plus Fee"). Prime is defined as the prime rate as announced by Wells Fargo Bank, N.A. Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the deposit. The above Discount Fee and Prime Plus Fee may be deducted from Customer's funding for Bills purchased pursuant to the Factoring Agreement or SYSTRAN may bill Customer. A change in the Prime Plus Fee due to a prime rate change will be effective upon the date of the change, which will be indicated on the settlement statement.

      Customer shall pay an annual line fee equal to $70,000.00 (the "Annual Line Fee"). The Annual Line Fee is payable and shall be deducted from Customer's funding on the effective date of the First Amendment to the Factoring Agreement and on each anniversary date thereof.

      A managed account shall also be created for all Bills that SYSTRAN is unable to purchase and all Bills that Customer does not want to factor (the "Managed Account"). Customer shall pay one-tenth of one percent (.10%) of the face amount of all Managed Account Bills ("Managed Account Fee"). The deposit on the Managed Account is 100%."


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

      12. Conditions of Effectiveness. This Amendment shall become effective as of July 29, 2004, upon satisfaction of all of the following conditions precedent:

      (a) SYSTRAN shall have received one (1) duly executed copies of this Amendment; and

      (b) SYSTRAN shall have received the Annual Line Fee in the amount of $70,000; and

      (c) The representations contained in paragraph 13 of the Amendment below shall be true and accurate.

      13. Customer represents and warrants that after giving effect to this Amendment, (a) each and every one of the representations and warranties made by or on behalf of Customer in the Factoring Agreement is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) Customer has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Factoring Agreement; and (c) no event has occurred or is continuing, and no condition exists which would constitute an event of default under the Factoring Agreement.

      14. Amendment to Factoring Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Factoring Agreement to "Factoring Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Transaction Documents to the Factoring Agreement, shall mean and be a reference to the Factoring Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Factoring Agreement, the Transaction Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which SYSTRAN may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of SYSTRAN'S rights under or of any other term or provisions of the Factoring Agreement, any Transaction Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of Customer which would require the consent of SYSTRAN, including, without limitation, waivers of events of default which may exist after giving effect hereto. Customer ratifies and confirms each term, provision, condition and covenant set forth in the Factoring Agreement and the Transaction Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

      15. Authority. Customer hereby represents and warrants to SYSTRAN that (a) Customer has legal power and authority to execute and deliver this Amendment;
(b) the officer executing this Amendment on behalf of Customer has been duly authorized to execute and deliver the same and bind Customer with respect to the provisions provided for herein; (c) the execution and delivery hereof by Customer and the performance and observance by Customer of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of Customer or any law applicable to Customer or result in the breach of any provision of


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

or constitute a default under any agreement, instrument or document binding upon or enforceable against Customer; and (d) this Amendment constitutes a valid and legally binding obligation upon Customer in every respect.

      16. Waiver of Claims. Customer waives any and all defenses, claims, counterclaims and offsets against SYSTRAN that may have arisen or accrued through the date of this Amendment. Customer acknowledges that SYSTRAN and its employees, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements that have been previously executed.

      17. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

      18. Costs and Expenses. Customer agrees to pay on demand in accordance with the terms of the Factoring Agreement all costs and expenses of SYSTRAN in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Transaction Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of SYSTRAN'S counsel with respect thereto.

      19. Governing Law. This Amendment shall be governed by and construed in accordance with the law of Oregon.

      IN WITNESS WHEREOF, Customer and SYSTRAN have hereunto set their hands as of the date first set forth above.

                         [SIGNATURES ON FOLLOWING PAGE]


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

SYSTRAN Financial Services Corporation

By: _____________________________
Title: __________________________
Dated:     ______________________, 2004

DynTek, Inc.

By:______________________________
Print Name: _____________________
Title: __________________________
Dated:     _______________________, 2004

DynTek Services, Inc.

By:______________________________
Print Name: _____________________
Title: __________________________
Dated:     _______________________, 2004

                              CONSENT OF GUARANTOR

      Each of the undersigned, being a guarantor of Customer's obligations to SYSTRAN pursuant to a certain guaranty agreement with SYSTRAN, hereby consents and agrees to be bound by the terms, conditions and execution of the above
Amendment and hereby further agrees that guarantor's obligations shall be continuing as provided in said guaranty agreement, and said guaranty agreement shall remain as written originally and continue in full force and effect in all respects.

Date:  ________________                 ____________________________________
                                                  Wade R. Stevenson

Date:  ________________                 ____________________________________
                                                  Steven J. Ross

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]


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

                                           Tekinsight Research, Inc.

Date: ________________                     _____________________________________
                                           Print Name:
                                           Print Title:

                                           Bugsolver.com, Inc.

Date: ________________                     _____________________________________
                                           Print Name:
                                           Print Title:


                                           Newport Acquisition Corp.

Date: ________________                     _____________________________________
                                           Print Name:
                                           Print Title:


                                           Tekinsight E-Government Service, Inc.

Date: ________________                     _____________________________________
                                           Print Name:
                                           Print Title:


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